As filed with the Securities and Exchange Commission on May 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNEGY INC.

(Exact name of Registrant as specified in its charter)

Illinois	74-2928353
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices, including zip code)

DYNEGY INC. 401(K) SAVINGS PLAN

ILLINOIS POWER COMPANY INCENTIVE SAVINGS PLAN

ILLINOIS POWER COMPANY INCENTIVE SAVINGS PLAN FOR

EMPLOYEES COVERED UNDER A COLLECTIVE BARGAINING AGREEMENT

(Full title of the plans)

Carol F. Graebner, Esq.

Executive Vice President and General Counsel

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Name and address of agent for service)

(713) 507-6400

(Telephone number, including area code, of agent for service)

Copy to:

T. Mark Kelly

Vinson & Elkins L.L.P.

2300 First City Tower

1001 Fannin

Houston, Texas 77002-6760

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, no par value	10,000,000(1)	$4.98(2)	$49,800,000(2)	$4,028.82

Plan Interests	(3)	(3)	(3)	(3)

(1)	The number of shares of Class A common stock being registered hereby pursuant to the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of the Registrant on May 23, 2003 as reported by the New York Stock Exchange consolidated reporting system.
(3)	Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement.

INTRODUCTORY STATEMENT

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company’s previously filed Registration Statement on Form S-8 filed on January 11, 2002 (Registration No. 333-76570) (the “2002 Registration Statement”) with respect to the Dynegy 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement. Pursuant to General Instruction E to Form S-8, the contents of the 2002 Registration Statement, including periodic reports that the Company filed after the date of the 2002 Registration Statement to maintain current information about the Company, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

No.	Description

*5.1	Opinion of Bell, Boyd & Lloyd LLC.

5.2

We have submitted the Dynegy 401(k) Savings Plan and will submit amendments thereto to the Internal Revenue Service in a timely manner and have made and will make any changes required by the Internal Revenue Service in order to qualify such plan.

*5.3	Internal Revenue Service determination letter with respect to the Illinois Power Company Incentive Savings Plan.

*5.4	Internal Revenue Service determination letter with respect to the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement.

*23.1	Consent of Bell, Boyd & Lloyd LLC (contained in Exhibit 5.1 hereto).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Powers of Attorney (included on the signature page to this registration statement).

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of May, 2003.

DYNEGY INC.

By:	/s/ Bruce A. Williamson
Bruce A. Williamson President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Kevin Blodgett as his or her true and lawful attorney-in-fact, with power to act, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of May, 2003.

Signature	Title

/s/ Bruce A. Williamson Bruce A. Williamson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Nick J. Caruso Nick J. Caruso	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Holli C. Nichols Holli C. Nichols	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Charles E. Bayless Charles E. Bayless	Director

David W. Biegler	Director

/s/ Linda Walker Bynoe Linda Walker Bynoe	Director

/s/ Darald W. Callahan Darald W. Callahan	Director

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/s/ Daniel L. Dienstbier Daniel L. Dienstbier	Director (Chairman of the Board)

/s/ Barry J. Galt Barry J. Galt	Director

Patricia A. Hammick	Director

/s/ Robert C. Oelkers Robert C. Oelkers	Director

Joe J. Stewart	Director

William L. Trubeck	Director

/s/ John S. Watson John S. Watson	Director

/s/ J. Otis Winters J. Otis Winters	Director

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